UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2025

TOMI ENVIRONMENTAL SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Florida	001-39574	59-1947988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8430 SPIRES WAY

Frederick, Maryland 21701

(Address of principal executive offices) (Zip Code)

(800) 525-1698

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
(Common Stock, $0.01 par value per share)	TOMZ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 5, 2025, TOMI Environmental Solutions, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “Purchase Agreement”) with Hudson Global Ventures, LLC (“Hudson”), pursuant to which and upon the terms and subject to the conditions set forth therein, the Company has the right, but not the obligation, to sell to Hudson up to $20,000,000 of shares of its common stock, par value $0.01 per share (the “Common Stock”), from time to time over a 24-month period (the “Commitment Period”). Concurrently with entering into the Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Hudson, pursuant to which the Company agreed to register the issuances and sales of shares of Common Stock under the Purchase Agreement, the Registrable Securities (as defined in the Registration Rights Agreement), pursuant to a registration statement to be filed under the Securities Act of 1933, as amended.

At any time and from time to time during the Commitment Period and subject to certain conditions, including the effectiveness of a registration statement for the issuance and sale of the Common Stock, on any business day selected by the Company, the Company may direct Hudson to purchase shares of its Common Stock by delivering a written notice (a “Put Notice”). The purchase price per share for each purchase of shares subject to a Put Notice will be equal to the lesser of (i) 92% of the average of the three lowest trading prices of the Common Stock on the Nasdaq Capital Market during the ten trading days immediately preceding the Put Date and (ii) 92% of the lowest closing price of the Common Stock during the Valuation Period as defined in the Purchase Agreement.

Under applicable Nasdaq rules, the Company may not issue or sell to Hudson under the Purchase Agreement shares of Common Stock in excess of 19.99% of the shares of Common Stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”) without first obtaining stockholder approval as required by Nasdaq Rule 5635(d). The Company is not obligated to sell any shares to Hudson under the Purchase Agreement, and Hudson is not obligated to purchase any shares that would exceed the Exchange Cap. Pursuant to the Purchase Agreement, the Company agrees to issue 52,000 shares of Common Stock to Hudson as Commitment Shares in consideration for Hudson’s commitment to enter into the transaction.

The Purchase Agreement contains customary representations, warranties, covenants, and closing conditions. The Company may terminate the Purchase Agreement at any time by written notice to Hudson, subject to certain limitations.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The representations, warranties and covenants contained in such agreements were made only for the purposes of those agreements and as of specific dates and may be subject to limitations agreed upon by the parties.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s Common Stock, nor shall there be any sale of such stock in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

See the Exhibit Index below, which is incorporated by reference herein.

Exhibit No.	Description
10.1+	Equity Purchase Agreement, dated November 5, 2025, by and between TOMI Environmental Solutions, Inc. and Hudson Global Ventures, LLC
10.2+	Registration Rights Agreement, dated November 5, 2025, by and between TOMI Environmental Solutions, Inc. and Hudson Global Ventures, LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Certain personally identifiable information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOMI ENVIRONMENTAL SOLUTIONS, INC.

Date: November 12, 2025	By:	/s/ Halden S. Shane
Name: Halden S. Shane
Title: Chief Executive Officer

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